Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Rimini Street, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(o)	(1)(2)		(1)(2)	0.0000927	(1)(3)
Fees to Be Paid	Equity	Preferred Stock	457(o)	(1)(2)		(1)(2)	0.0000927	(1)(3)
Fees to Be Paid	Equity	Warrants	457(o)	(1)(2)		(1)(2)	0.0000927	(1)(3)

Fees Previously Paid
	Total Offering Amounts					$200,000,000		$18,540
	Total Fees Previously Paid							$24,240
	Total Fee Offsets							$12,541
	Net Fee Due							$5,999

(1)	There is being registered hereunder such indeterminate number or amount of common stock, preferred stock and warrants as may from time to time be issued by the registrant, which collectively shall have an aggregate initial offering price not to exceed $200,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416 under the Securities Act, the shares of common stock and preferred stock being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(3)	The registration fee of $18,540 is calculated in accordance with Rule 457(a) of the Securities Act. Pursuant to Rule 457(p), the registrant hereby partially offsets the registration fee required in connection with this filing by $12,541, which represents the remaining balance from the $24,240 registration fee previously paid by the registrant with respect to $103,487,125 (of an aggregate $200,000,000) of unsold securities previously registered on a registration statement on Form S-3 (Registration No. 333-228322) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on November 9, 2018 and is terminated. Pursuant to Rule 457(p) under the Securities Act, the $18,540 filing fee currently due in connection with this filing is offset in part against the $12,541 remaining balance for such unsold securities under the Prior Registration Statement resulting in a fee of $5,999 remitted with this filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	RMNI	S-3	333-228322	11/09/2018		$12,541	Equity	Common stock	15,012,500	$103,478,125
Fee Offset Sources	-	-	-		-						$24,240

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